FirstEnergy Corp.
Executive and Directors Incentive Compensation Plan
Restricted Stock Unit Agreement

                        Award No.:   RSUP8

                        Number of Shares Awarded:  XXX shares

Grantee:  Gary R. Leidich (per Employment Agreement dated 2/26/2008)

This Restricted Stock Unit Agreement (the “Agreement”) is entered into as of the 27th day of February 2008 between FirstEnergy Corp. and the “Grantee."  For the purposes of this Agreement, the term “Company” or “FE” means FirstEnergy Corp. and/or its subsidiaries, singularly or collectively.

SECTION ONE - AWARD

As of the date of this Agreement, in accordance with the FirstEnergy Corp. 2007 Incentive Plan  (the “Plan”) and the terms and conditions of this Agreement, the Company grants to the Grantee the right to receive, at the end of the Period of Restriction (as defined below) a number of shares common stock of the Company (“Common Stock”) equal to number of restricted stock units set forth above (the “Restricted Stock Units”), subject to adjustment based on FE’s performance as described below.

SECTION TWO - GENERAL TERMS

This agreement is subject to the Plan and the following terms and conditions:

Period of Restriction

For the purposes of this Agreement, “Period of Restriction” means the period beginning on the Date of Grant set forth above and ending on the earliest of:

a)	5:00 p.m. Akron Time on June 30, 2010;
b)	The date of the Grantee’s death;
c)
The date that the Grantee’s employment is terminated due to Disability (as defined, except as otherwise provided in "409A" below, under the then established rules of the Company or any of its subsidiaries, as the case may be); or

d)	The date that the Grantee’s employment is terminated by the Company, without Cause, prior to June 30, 2010.

In addition, to the extent described under the caption “Forfeiture” below, the Period of Restriction will end with respect to a pro rata portion of the Restricted Stock Units if (a) the Grantee’s employment is voluntarily terminated, (b) the Grantee retires, or (c) the Grantee continues to be employed by FE but ceases to be employed in an executive position during the two-year Performance Period.  Neither the Restricted Stock Units nor the right to receive the Common Stock issuable under the Restricted Stock Units may be sold, transferred, pledged or assigned by the Grantee until the end of the Period of Restriction, except as set forth in Section Three of this Agreement.

Performance Adjusted Restricted Stock Units

If the Delivery Date (as defined below under "Delivery of Common Stock") is June 30, 2010, the actual number of shares issuable under the Restricted Stock Units awarded pursuant to this Agreement may be adjusted upward or downward by twenty-five percent (25%) from the base number of shares issuable under the Restricted Stock Units (as set forth in Section One of this Agreement), including all Dividend Equivalent, based on FE’s performance against three key metrics.  The Committee has identified the three performance metrics as Earnings Per Share, Safety Record, and Operational Performance Index.

FE’s performance against the three performance metrics will be evaluated, with respect to each performance metric, by comparing the average of FE’s actual annual performance over the two years beginning in the year of grant of this Award to the average of the annual target performance levels established over the same period to determine whether the Company has exceeded, met or fallen below the target performance level for that particular performance metric. The annual target performance level relating to each metric for each year will be set by the Committee in February of that year. The following guidelines will be used to adjust the number of shares issuable under the Restricted Stock Units awarded pursuant to this Agreement:

•
If the Company’s average annual performance meets or exceeds the average of the target performance levels established by the Committee with respect to all three of the performance metrics identified above, the base number of shares issuable under the Restricted Stock Units (as set forth in Section One of this Agreement) and all Dividend Equivalents will be increased by twenty-five percent (25%).

•
If the Company’s average annual performance falls below the average of the target performance levels established by the Committee with respect to all three of the performance metrics identified above, the base number of shares issuable under the Restricted Stock Units (as set forth in Section One of this Agreement) and all Dividend Equivalents will be decreased by twenty-five percent (25%).

•
If the Company’s average annual performance meets or exceeds the average of the target performance levels established by the Committee with respect to one or more of the performance metrics identified above, but falls below the average of the target performance levels with respect to one or more of the other performance metrics, the base number of shares issuable under the Restricted Stock Units (as set forth in Section One of this Agreement) will not be increased or decreased.  All Dividend Equivalents will be paid.

Withholding Tax

The Company shall sell shares on the open market in an amount sufficient to satisfy federal (including FICA and Medicare), state, and/or local taxes required by law to be withheld in connection with the grant of the Restricted Stock Units or the delivery of shares of Common Stock subject to the Restricted Stock Units granted under this Agreement, provided however that, pursuant to administrative rules adopted by the Company, the Grantee may elect to have the Company sell shares on the open market in an amount in excess of the applicable withholding amounts required by law up to an amount not to exceed the total federal (including FICA and Medicare), state and local  taxes that could be payable by the Grantee in connection with the grant of the Restricted Stock Units or the issuance of shares of Common Stock subject to the Restricted Stock Units granted under this Agreement.

Delivery of Common Stock

The date that Shares of Common Stock shall be delivered to the Grantee (the “Delivery Date”) shall be as follows for each specified event:

•
June 30, 2010 if the delivery is on account of  paragraph a) of Section Two entitled “Period of Restriction”, Grantee’s retirement, voluntary resignation, or if the Grantee continues to be employed by FE but ceases to be employed in an executive position during the two-year Performance Period;

•
As soon as practicable after the Grantee’s death or Disability pursuant to paragraphs b), c), or  d) of  Section Two entitled “Period of Restriction”.  If employment is terminated pursuant to paragraphs b), c) or d), the Grantee will receive a payout equal to the full number of shares granted in this Agreement and all Dividend Equivalents earned up to the date of termination.  The payout will not be adjusted for performance.

Upon payment of tax obligations and as soon as practicable after  the Delivery Date, the Company shall issue to the Grantee shares of FE Common Stock under the Restricted Stock Units.  The Company will issue a number of shares of Common Stock equal to the number of Restricted Stock Units awarded under this Agreement, as adjusted, less any shares withheld to cover the tax obligations in accordance with the preceding paragraph; provided that, no fractional shares of Common Stock will be issued under the Restricted Stock Units and any fractional shares to which the Grantee would otherwise be entitled will be rounded up to the next full share. All shares issued will be registered in the name of the Grantee and will be held in safekeeping with FE.

Forfeiture

The Grantee shall forfeit all of the Restricted Stock Units and any right under this Agreement to receive Common Stock upon the occurrence of any of the following events before the expiration of the Period of Restriction:

•
Termination of employment with the Company or its subsidiaries for any reason.  Notwithstanding the foregoing, no forfeiture shall occur if termination of employment with the Company is due to death, Disability (as defined under the then established rules of the Company or any of its subsidiaries, as the case may be), occurs at anytime following a Change of Control, or if the Grantee’s employment is terminated by the Company, without Cause, prior to June 30, 2010.

•	Any attempt to sell, transfer, pledge, or assign the Restricted Stock Units or the right to receive the Common Stock issuable under the Restricted Stock Units in violation of this Agreement.

If the Grantee’s employment is voluntarily terminated, or if the Grantee retires (as defined under the then established rules of the Company or any of its subsidiaries, as the case may be); or if the Grantee continues to be employed by FE but ceases to be employed in an executive position during the two-year Performance Period the Restricted Stock Units in this Agreement will be forfeited and payable as follows, subject to Section 3.8 of the Plan:

•	If the Grantee’s employment terminates prior to a full month after the Date of Grant, all Restricted Stock Units and any Restricted Stock Units earned as Dividend Equivalents will be forfeited.

•
If the Grantee’s employment terminates a full month or more after the Date of Grant, the Grantee will be entitled to a prorated number of Restricted Stock Units.  The number of shares to be prorated will be calculated as of the June 30, 2010 vesting date by multiplying the number of shares initially awarded and all Dividend Equivalents earned through the vesting date, by the number of full months served after the date of grant, divided by twenty-four months.  The prorated shares will then be adjusted upward or downward by the performance factors in accordance with the provisions under the caption “Performance Adjusted Restricted Stock Units”, (as determined by the Compensation Committee).  All fractional shares will be rounded up to the next full shares.   The remaining portion of Restricted Stock Units initially granted and all associated Dividend Equivalents will be forfeited.

Upon the occurrence of any of the above events (for which no exception has been made as set forth above) before the expiration of the Period of Restriction, the Restricted Stock Units shall be forfeited by the Grantee to the Company and the Grantee’s interest in the Restricted Stock Units and the Common Stock issuable under the Restricted Stock Units, including the right to receive Dividend Equivalents (as defined below) shall terminate immediately in accordance with the foregoing, unless such forfeiture is waived in the sole discretion of the Committee.  However, any Restricted Stock Units not forfeited shall continue to be adjusted for performance in accordance with the provisions under the caption "Performance Adjusted Restricted Stock Units" above and shall include the right to receive Dividend Equivalents.

Continuing Transfer Restrictions

Should Grantee’s employment with FE continue after expiration of the Period of Restriction, until such time as Grantee’s employment with FE and its subsidiaries terminates, the Grantee will not be permitted to sell, transfer, pledge, or assign (collectively, “Transfer”) shares of Common Stock issued under this Agreement (the “Transfer Restricted Securities”) to the extent prohibited in this paragraph.  If Grantee is subject to the employee share ownership guidelines established by the Committee, then Grantee may not Transfer any Transfer Restricted Securities to the extent that Grantee’s aggregate ownership of FE stock immediately before and after the Transfer does not meet or exceed the ownership level that applies to Grantee under those share ownership guidelines.  In addition, if Grantee is subject to the employee share ownership guidelines established by the Committee, in no case may Grantee Transfer any Transfer Restricted Securities to the extent that the Transfer, when aggregated with all of Grantee’s other Transfers, would cause Grantee to cease to own directly at least one-half of the Transfer Restricted Securities.  Any attempt to Transfer any Transfer Restricted Securities in violation of the foregoing shall be void, and FE shall not record such transfer on its books or treat any purported transferee of the Transfer Restricted Securities as the owner of such shares for any purpose.  The Committee may, however, in its sole discretion waive the foregoing transfer restrictions in whole or in part.  In addition, the Grantee will be permitted to satisfy tax withholding or income tax obligations associated with the Restricted Stock Units as provided for under the Withholding Tax section of this Agreement and any shares sold to satisfy withholding or income tax obligations will not be considered to be Transfer Restricted Securities.

Grantee agrees that FE may maintain custody of the certificate or certificates evidencing the Transfer Restricted Securities until the expiration of Grantee’s employment with FE and its subsidiaries in order to enforce the restrictions provided in this Agreement.  Upon the termination of Grantee’s employment with FE and its subsidiaries for any reason after (or contemporaneous with) termination of the Period of Restriction, the Grantee’s shares will be free of all encumbrances, provided that the Grantee has made the necessary arrangements with FE to satisfy any withholding obligations.

Dividend Equivalents

With respect to the Restricted Stock Units granted pursuant to this Agreement, the Grantee will be credited on the books and records of the Company with an amount per unit (the “Dividend Equivalent”) equal to the amount per share of any cash dividends declared by the Board on the outstanding Common Stock of the Company.  Such Dividend Equivalents will be credited in the form of an additional number of Restricted Stock Units which Restricted Stock Units, from the time of crediting, will be deemed to be in addition to and part of the base number of Restricted Stock Units awarded in Section One for all purposes hereunder, equal to the aggregate amount of Dividend Equivalents credited on this Award on the respective dividend payment date divided by the average of the high and low price per share of Common Stock on the respective dividend payment date. Until the Period of Restriction lapses or any forfeiture of the Restricted Stock Units occurs pursuant to the terms and conditions described above, the Company will credit, in additional Restricted Stock Units, to the Grantee’s Restricted Stock Unit award, an amount equal to the Dividend Equivalents in the manner set forth above.  The Restricted Stock Units attributable to the Dividend Equivalents will be either delivered or forfeited, as appropriate, under the same terms and conditions under this Agreement that apply to the other Restricted Stock Units.

Shareholder Rights

The Grantee shall have no rights as a shareholder of the Company, including voting rights, with respect to the Restricted Stock Units until the issuance of FE Common Stock upon expiration of the Period of Restriction.

Effect on the Employment Relationship

The Restricted Stock Units granted are voluntary and made on a one-time basis and does not constitute a commitment to make any future awards.  Nothing in this Agreement guarantees employment with the Company or any Subsidiary, nor does it confer any special rights or privileges to the Grantee as to the terms of employment.

Adjustments

In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, combination, distribution, or other change in corporate structure of the Company affecting the Common Stock, the Committee will adjust the number and class of securities granted under this Agreement in a manner determined by the Committee, in its sole discretion, to be appropriate to prevent dilution or enlargement of the Restricted Stock Units granted under this Agreement.

Administration

1.	This Agreement is governed by the laws of the State of Ohio without giving effect to the principles of conflicts of laws.

2.	The terms and conditions of this Award may be modified by the Committee
(a)	In any case permitted by the terms of the Plan or this Agreement,
(b)	with the written consent of the Grantee, or
(c)
without the consent of the Grantee if the amendment is either not materially adverse to the interests of the Grantee or is necessary or appropriate in the view of the Committee to conform with, or to take into account, applicable law, including either exemption from or compliance with any applicable tax law.

3.
The administration of this Agreement and the Plan will be performed in accordance with Article 3 of the Plan.  All determinations and decisions made by the Committee, the Board, or any delegate of the Committee as to the provisions of the Plan shall be final, conclusive, and binding on all persons.

4.	The terms of this Agreement are governed at all times by the official text of the Plan and in no way alter or modify the Plan.

5.	If a term is capitalized but not defined in this Agreement, it has the meaning given to it in the Plan.

6.	To the extent a conflict exists between the terms of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

409A

It is intended that this Agreement and the compensation and benefits hereunder either be exempt from, or comply with, Section 409A of the Internal Revenue Code (“Section 409A”), and this Agreement shall be so construed and administered.  In the event that the Company reasonably determines that any compensation or benefits payable under this Agreement may be subject to taxation under Section 409A, the Company, after consultation with the Grantee, shall have the authority to adopt, prospectively or retroactively, such amendments to this Agreement or to take any other actions it determines necessary or appropriate to (a) exempt the compensation and benefits payable under this Agreement from Section 409A or (b) comply with the requirements of Section 409A.  In no event, however, shall this section or any other provisions of this Agreement be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Agreement and the Company shall have no responsibility for tax consequences to Grantee (or the Grantee’s beneficiary) resulting from the terms or operation of this Agreement.

Notwithstanding any other provision in this Agreement to the contrary,  (1) a Grantee shall not be treated as having a termination of employment unless the Grantee would also be treated as having a separation of service for purposes of Section 409A, (2) a Grantee shall not be treated as having a disability unless the Grantee would also be treated as having a disability for purposes of Section 409A.

SECTION THREE - TRANSFER OF AWARD

Neither the Restricted Stock Units nor the right to receive the Common Stock issuable under the Restricted Stock Units are transferable during the life of the Grantee.  Only the Grantee shall have the right to receive the Common Stock issuable under the Restricted Stock Units, unless the Grantee is deceased, at which time the Common Stock issuable under the Restricted Stock Units may be received by the Grantee’s beneficiary (as designated under Article 12 of the Plan) or by will or by the laws of descent and distribution.

FirstEnergy Corp.
By _____________________________
                   Corporate Secretary

I acknowledge receipt of this Restricted Stock Unit Agreement and I accept and agree with the terms and conditions stated above.

________________________________
________________                                                                                            (Signature of Grantee)
            (Date)